SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): May 18, 2004

                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

                          --------------------------



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)



================================================================================

ITEM 5.  Other Events.

American Express Company (the "Company") is reporting in this filing that the broker-dealer subsidiary of its American Express Financial Advisors operating segment ("AEFA") has received notification from the staff of NASD, Inc. (the "NASD") indicating that it has made a preliminary determination to recommend that the NASD bring an action against AEFA for potential violations of federal securities laws and the rules and regulations of the Securities and Exchange Commission and the NASD. The notice received by AEFA comes in the context of a broader industry-wide review of the mutual fund and brokerage industries that is being conducted by various regulators. The NASD staff's allegations relate to AEFA's practices with respect to various revenue sharing arrangements pursuant to which AEFA receives payments from certain non-proprietary mutual funds for agreeing to make their products available through AEFA's national distribution network. In particular, the NASD alleges AEFA's (i) failure to properly disclose such revenue sharing arrangements from January 2001 until May 2003, (ii) failure to properly disclose such revenue sharing arrangements in its brokerage confirmations and (iii) receipt of directed brokerage from January 2001 until December 2003. The notice from the NASD staff is intended to give AEFA an opportunity to discuss the issues it has raised. AEFA intends to take advantage of this opportunity. AEFA continues to cooperate fully with the NASD's inquiry regarding this matter, as well as all other regulatory inquiries.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)

                                        By:    /s/ Stephen P. Norman
                                               ---------------------
                                        Name:  Stephen P. Norman
                                        Title: Secretary









DATE:   May 19, 2004